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                                                                     Exhibit 23

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report dated June 25, 1996 on the Newmont Gold Company Salaried Retirement Savings Plan, included in this Form 11-K for the year ended December 31, 1995.


                                            /s/ ARTHUR ANDERSEN LLP
Denver, Colorado,
August 26, 1996